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   AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT

                       By and Between

                 COMMUNITY BANKSHARES, INC.


                           and

                  SUNTRUST BANK, ATLANTA

                  Dated:  July 21, 1997



_________________________________________________________________
_________________________________________________________________

                     TABLE OF CONTENTS
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ARTICLE I

     DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . .  1
     Section 1.01.     Defined Terms. . . . . . . . . . . . . . .  1
     Section 1.02.     Accounting Terms . . . . . . . . . . . . .  5


ARTICLE II

     AMOUNT AND TERMS OF THE LOAN . . . . . . . . . . . . . . . .  5
     Section 2.01.     Revolving Credit. . . . . . . . . . . . . . 5
     Section 2.01.01   Note. . . . . . . . . . . . . . . . . . . . 5
     Section 2.02.     Interest on the Revolving Credit . . . . .  5
     Section 2.03.     Term Loan . . . . . . . . . . . . . . . . . 6
     Section 2.04.     Interest on the Term Loan . . . . . . . . . 6
     Section 2.05.     Revolving Credit/Term Note. . . . . . . . . 6
     Section 2.06.     Method of Payment. . . . . . . . . . . . .  6
     Section 2.07.     Use of Proceeds. . . . . . . . . . . . . .  6


ARTICLE III

     ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.01.     Advances. . . . . . . . . . . . . . . . . . 7
     Section 3.02.     Conditions Precedent to Initial Advance . . 7
     Section 3.03.     Conditions Precedent to Subsequent
                       Advances and the Term Loan. . . . . . . . . 8


ARTICLE IV

     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 9
     Section 4.01.     Incorporation, Good Standing, and Due
                       Qualification . . . . . . . . . . . . . . . 9
     Section 4.02.     Corporate Power and Authority . . . . . . . 9
     Section 4.03.     Legally Enforceable Agreement. . . . . . . 10
     Section 4.04.     Financial Statements. . . . . . . . . . .  10
     Section 4.05.     Labor Disputes and Acts of God. . . . . .  10
     Section 4.06.     Other Agreements. . . . . . . . . . . . .  10
     Section 4.07.     Litigation. . . . . . . . . . . . . . . .  11
     Section 4.08.     No Defaults on Outstanding Judgments
                       or Orders. . . . . . . . . . . . . . . . . 11
     Section 4.09.     Ownership and Liens. . . . . . . . . . . . 11
     Section 4.10.     Subsidiaries and Ownership of Stock. . . . 11
     Section 4.11.     ERISA. . . . . . . . . . . . . . . . . . . 11
     Section 4.12.     Operation of Business. . . . . . . . . . . 12
     Section 4.13.     Taxes. . . . . . . . . . . . . . . . . . . 12
     Section 4.14.     Absence of Undisclosed Liabilities . . . . 12
     Section 4.15.     Environment. . . . . . . . . . . . . . . . 12
     Section 4.16.     Governmental Approval. . . . . . . . . . . 13
     Section 4.17.     Regulatory Compliance and Notice of
                       Regulatory Action. . . . . . . . . . . . . 13
     Section 4.18.     Securities Activities. . . . . . . . . . . 13
     Section 4.19.     Deposit Insurance. . . . . . . . . . . . . 14


ARTICLE V

     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .  14
     Section 5.01.     Use of Proceeds. . . . . . . . . . . . . . 14
     Section 5.02.     Maintenance of Existence . . . . . . . . . 14
     Section 5.03.     Maintenance of Records . . . . . . . . . . 14
     Section 5.04.     Maintenance of Properties. . . . . . . . . 14
     Section 5.05.     Conduct of Business. . . . . . . . . . . . 14
     Section 5.06.     Maintenance of Insurance . . . . . . . . . 14
     Section 5.07.     Compliance with Laws . . . . . . . . . . . 15
     Section 5.08.     Right of Inspection. . . . . . . . . . . . 15
     Section 5.09.     Deposit Insurance. . . . . . . . . . . . . 15
     Section 5.10.     Reporting Requirements . . . . . . . . . . 15
     Section 5.11.     Environment. . . . . . . . . . . . . . . . 18
     Section 5.12.     Capital Adequacy . . . . . . . . . . . . . 18

ARTICLE VI

     NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 18
     Section 6.01.     Liens. . . . . . . . . . . . . . . . . . . 18
     Section 6.02.     Debt . . . . . . . . . . . . . . . . . . . 20
     Section 6.03.     Mergers, Acquisitions, Etc.  . . . . . . . 20
     Section 6.04.     Leases . . . . . . . . . . . . . . . . . . 20
     Section 6.05.     Sale and Leaseback . . . . . . . . . . . . 21
     Section 6.06.     Dividends. . . . . . . . . . . . . . . . . 21
     Section 6.07.     Sale of Assets . . . . . . . . . . . . . . 21
     Section 6.08.     Guaranties, Etc. . . . . . . . . . . . . . 21
     Section 6.09.     Transactions with Affiliates . . . . . . . 22


ARTICLE VII

     FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . 22
     Section 7.01.     Capital Expenditures . . . . . . . . . . . 22
     Section 7.02.     Capital Ratios . . . . . . . . . . . . . . 22
     Section 7.03.     Return on Assets . . . . . . . . . . . . . 22
     Section 7.04.     Return on Equity . . . . . . . . . . . . . 23
     Section 7.05.     Net Interest Margin. . . . . . . . . . . . 23
     Section 7.06.     Efficiency Ratio . . . . . . . . . . . . . 23
     Section 7.07.     Loan Delinquencies . . . . . . . . . . . . 23
     Section 7.08.     Reserves . . . . . . . . . . . . . . . . . 23
     Section 7.09.     Asset Quality. . . . . . . . . . . . . . . 23

ARTICLE VIII

     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .  23
     Section 8.01.     Events of Default. . . . . . . . . . . . . 23
     Section 8.02.     Remedies upon Event of Default . . . . . . 26


ARTICLE IX

     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 27
     Section 9.01.     Amendments, Etc. . . . . . . . . . . . . . 27
     Section 9.02.     Notices, Etc.  . . . . . . . . . . . . . . 28
     Section 9.03.     No Waiver. . . . . . . . . . . . . . . . . 28
     Section 9.04.     Successors and Assigns . . . . . . . . . . 28
     Section 9.05.     Costs, Expenses, and Taxes . . . . . . . . 29
     Section 9.06.     Integration. . . . . . . . . . . . . . . . 29
     Section 9.07.     Indemnity. . . . . . . . . . . . . . . . . 29
     Section 9.08.     Governing Law. . . . . . . . . . . . . . . 29
     Section 9.09.     Severability of Provisions . . . . . . . . 29
     Section 9.10.     Headings . . . . . . . . . . . . . . . . . 30
     Section 9.11.     Jury Trial Waiver. . . . . . . . . . . . . 30

EXHIBITS


EXHIBIT   TITLE REFERENCED UNDER

   A     Banks                                          Section 1.01
   B     Collateral                                     Section 1.01
   C     Amended and Restated Stock Pledge and
           Security Agreement                           Section 1.01
   D     Note                                           Section 2.03
   D-1   Revolving Credit/Term Note                     Section 1.01
   E     Opinion of Counsel for the Borrower            Section 3.02
   F     Officer's Certificate                          Section 3.02
   G     Litigation                                     Section 4.07
   H     Real Estate Owned                              Section 4.15
   J     Permitted Liens                                Section 6.01
   K     Permitted Debt                                 Section 6.02

AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT


THIS AMENDED AND RESTATED REVOLVING CREDIT/TERM LOAN AGREEMENT is dated July 21, 1997 between COMMUNITY BANKSHARES, INC., a Georgia corporation, whose principal place of business is at 400 North Main Street, Cornelia, Georgia 30531 (the "Borrower") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation whose principal place of business is at 25 Park Place, Atlanta, Georgia 30303 (the "Lender"). This Amended and Restated Revolving Credit/Term Loan Agreement supersedes the Revolving Credit /Term Loan Agreement between the parties dated January 10, 1996. The parties hereto hereby agree as follows:


ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have same meaning when used in the plural and vice versa):

"Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5.0%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) five percent (5.0%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" means this Amended and Restated Revolving Credit/Term Loan Agreement, as amended, supplemented, or modified from time to time.

"Bank" means each Subsidiary of Borrower that is listed on Exhibit A, attached hereto and incorporated herein, and any Subsidiary acquired by Borrower from time to time after the date hereof, which is a banking association or banking corporation organized under either the laws of the United States or of a state in the United States.

"Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia.

"Call Reports" means, with respect to any Bank, such Bank's
Consolidated Reports of Condition and Income filed with such Bank's applicable federal Regulatory Authority.

"Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

"Collateral" means all property which is subject to the Lien granted by any Loan Document, including, without limitation, the personal property identified and described on Exhibit B attached hereto and incorporated herein.

"Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

"Debt" means without duplication (1) indebtedness or liability of Borrower or any Subsidiaries for borrowed money; (2) obligations of Borrower or any Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations of Borrower or any Subsidiaries for the deferred purchase price of property or services (including trade obligations); (4) obligations of Borrower or any Subsidiaries as lessee under Capital Leases; (5) liabilities of Borrower or any Subsidiaries in respect of unfunded vested benefits under Plans covered by ERISA; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), interest rate swaps, and other contingent obligations of Borrower or any Subsidiaries to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss (except loans or letters of credit made or issued in the ordinary course of business); and (7) obligations of Borrower or any Subsidiaries, other than obligations as a lender, secured by any Liens, whether or not the obligations have been assumed. The term "Debt" does not include any deposit liabilities of any Bank.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

"Event of Default" means any of the events specified in Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"GAAP" means generally accepted accounting principles in the United
States.

"Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

"Lien" means the charge, encumbrance, security interest, or right of the Lender in property created by any Loan Document or any other mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as of the foregoing, or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

"Loan" means collectively, the Revolving Credit and the Term Loan, as such terms are defined, respectively, in Sections 2.01 and 2.03 of this Agreement.

"Loan Document" means this Agreement, the Note, the Revolving Credit/Term Note, the Security Agreement, or any deed to secure debt, mortgage, deed of trust, pledge agreement, security agreement, or other agreement evidencing or securing the Loan (two or more of the foregoing being also referred to collectively herein as the "Loan Documents").

"Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.

"1996 Agreement" means the Revolving Credit/Term Loan Agreement by and between Borrower and Lender dated January 10, 1996, as amended, supplemented, or modified from time to time.

"Note" has the meaning assigned to such term in Section 2.01.01

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

"Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

"Prime Rate" means the rate of interest announced by the Lender from time to time as its prime commercial lending rate, which rate is not necessarily the lowest rate of interest charged by the Lender to its borrowers.

"Principal Office" means the Lender's office at 25 Park Place,
Atlanta, Georgia 30303.

"Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

"Real Estate Owned" has the meaning assigned to such term in Section
4.15.

"Regulatory Authority" or "Regulatory Authorities" means the Federal Reserve Board and, as applicable, the Department of Banking of a state of the United States, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and any other agency with regulatory control over Borrower, any Bank or any other Subsidiary.

"Reportable Event" means any of the events set forth in Section 4043 of ERISA.

"Revolving Credit" has the meaning assigned to such term in Section
2.01.

"Revolving Credit/Term Note" shall have the meaning assigned to such term in Section 2.05.

"Revolving Maturity Date" means July 21, 1998.

"Security Agreement" means the Amended and Restated Stock Pledge and Security Agreement in substantially the form of Exhibit C, to be delivered by the Borrower under the terms of this Agreement.

"Subsidiary" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are, at the time, owned, or the management of which corporation is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower. The term "Subsidiary" shall specifically include the Banks.

"Term Loan" means that portion of the credit established pursuant to the 1996 Agreement which remains outstanding pursuant thereto and under the Revolving/Credit Term Note.

"Tier I Capital" means those components of the equity capital of the Borrower or of any Bank which, in the aggregate, constitute the core or primary capital of the Borrower or Bank, as those components are determined and defined from time to time by the Federal Regulatory Authority having primary jurisdiction over the Borrower or any Bank.

"Tier II Capital" means those components of the equity capital of the Borrower or of any Bank which, in the aggregate, constitute the supplementary capital of the Borrower or Bank, as those components are determined and defined from time to time by the Federal Regulatory Authority having primary jurisdiction over the Borrower or any Bank.

"Total Capital" means the total of the amounts of Tier I Capital and Tier II Capital that qualify, under the applicable regulations of the Federal Regulatory Authority having primary jurisdiction over the Borrower or any Bank, for inclusion in the computation of leverage capital requirements and risk-weighted capital requirements.

SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.



ARTICLE II

AMOUNT AND TERMS OF THE LOAN

SECTION 2.01. REVOLVING CREDIT. Subject to and upon the terms and conditions set forth in this Agreement, the Lender hereby establishes until the Revolving Maturity Date a revolving credit facility in favor of the Borrower not to exceed THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) in aggregate principal at any one time outstanding (the "Revolving Credit"). Within the limits of the Revolving Credit, the Borrower may borrow, repay and reborrow under the terms of this Agreement; provided, however, the Borrower may neither borrow nor reborrow should there exist an Event of Default.

SECTION 2.01.01. NOTE. The Borrower's obligation to pay interest and repay principal under the Revolving Credit shall be evidenced by its Promissory Note (the "Note") a copy of which is attached hereto and incorporated herein as Exhibit D.

SECTION 2.02. INTEREST ON THE REVOLVING CREDIT. Interest shall accrue on all advances under the Revolving Credit, shall be calculated on the basis of actual days elapsed and a year of 360 days, and shall be computed at an annual rate of interest equal to one percent (1%) below the Prime Rate. The interest rate shall change as of the opening of business on each day the Lender changes the Prime Rate. Accrued interest on the Revolving Credit shall be paid on the last day of each calendar quarter, commencing September 30, 1997 and on the Revolving Maturity Date.

SECTION 2.03. TERM LOAN. The Term Loan shall remain outstanding and subject to the terms of the Revolving Credit/Term Note and the terms of this Agreement.

SECTION 2.04. INTEREST ON THE TERM LOAN. The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of the Term Loan made at a rate per annum equal to the Prime Rate, minus one percent (1%).

Any change in the interest rate resulting from a change in the Prime Rateshall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest shall be calculated on the basis of a year of three hundred sixty
(360) days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the last day of each calendar quarter, commencing on March 31, 1997, and at maturity at the Principal Office. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate which shall be two percent (2.0%) above the rate which would otherwise be applicable.

SECTION 2.05. REVOLVING CREDIT/TERM NOTE. The Borrower's obligation to repay the Term Loan shall continue to be evidenced by its promissory note (the "Revolving Credit/Term Note")a copy of which is attached hereto and incorporated herein as EXHIBIT D-1.

SECTION 2.06. METHOD OF PAYMENT. The Borrower shall make each payment under this Agreement, the Note, and Revolving Credit/Term Note on the date when due in lawful money of the United States to the Lender at its Principal Office in immediately available funds. The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due under this Agreement, the Note, or the Revolving Credit/Term Note to charge from time to time against any account of the Borrower with the Lender any amount so due. Whenever any payment to be made under this Agreement, the Note, or the Revolving Credit/Term Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


SECTION 2.07. USE OF PROCEEDS. Advances under the Revolving Credit shall be used by the Borrower for general corporate purposes. The Borrower will not, directly or indirectly, use any part of such advances for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.


ARTICLE III

ADVANCES


SECTION 3.01. ADVANCES. The Borrower shall give the Lender at least one (1) Business Day's telephone notice of a requested disbursement under this Agreement, specifying the date the disbursement is requested and the amount thereof. The Lender may rely upon such telephone request for disbursements received from the individual(s) identifying themselves as and purporting to be Mr. Harry Stephens, Chief Financial Officer of the Borrower. The telephone request for disbursement should be promptly confirmed in writing by Borrower by mailing or transmitting by facsimile transmission a confirmation to the Lender at the address designated hereinafter, as may be amended. Upon fulfillment of the applicable conditions set forth below, and provided that the request for disbursement does not cause the Borrower to exceed the aggregate principal amount of the Revolving Credit, the Lender will make such disbursements available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account, or other designated account, with the Lender.

Section 3.02.Conditions Precedent to Initial Advance. The obligation of the Lender to make the initial advance under the Revolving Credit is subject to the condition precedent that the Lender shall have received on or before the day of such advance each of the following, in form and substance satisfactory to the Lender and its counsel:

(1)  NOTE.  The Note duly executed by the Borrower;

(2)  SECURITY AGREEMENT.  The Security Agreement duly executed by
Borrower.

(3) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan
Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

(4) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of officers of the Borrower authorized to sign the Loan Documents to which it is a party and each other documents to be delivered by the Borrower under this Agreement;


(5)  OPINION OF COUNSEL FOR THE BORROWER.  A favorable opinion of
Kilpatrick & Cody, counsel for the Borrower, in substantially the form of Exhibit E, and as to such other matters as the Lender may reasonably request;

(6) OFFICER'S CERTIFICATE. A certificate signed by a duly authorized officer of Borrower dated the date of this Agreement, in substantially the form of Exhibit F;

(7) ADDITIONAL DOCUMENTATION. Such other approvals, opinions, or documents as the Lender may reasonably request;

(8)  REQUEST FOR ADVANCE.  A request for advance pursuant to Section
3.01 hereof;

(9)  REGULATORY APPROVAL.  Copies of any and all necessary
Governmental Authority or Regulatory Authority approvals;

(10) NO MATERIAL ADVERSE CHANGE. A certificate signed by a duly authorized officer of the Borrower stating that there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary since December 31, 1994.

SECTION 3.03. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES. The obligation of the Lender to make subsequent advances under the Revolving Credit is subject to the conditions precedent that the Lender shall have received, in form and substance satisfactory to it, each of the following documents, and that each of the conditions described below is fulfilled to the satisfaction of the Lender: (i) if applicable, a request for advance pursuant to Section 3.01 hereof; and
(ii) the representations and warranties contained in Article IV hereof and each of the other Loan Documents shall be correct in all material respects on and as of the date of the request for the advance and the date of the advance (if applicable), with the same effect as though made on and as of those dates, except to the extent that such representations and warranties relate solely to an earlier date, and on each of such dates, no event, act, or condition shall have occurred or be continuing, or would result from the advance requested which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both. The submission by the Borrower of an oral or written request for advance shall constitute a representation and warranty as to the correctness of the above facts, and if requested by the Lender with respect to the advance requested, the Borrower shall furnish to the Lender a written certificate of an officer of the Borrower, satisfactory in form and substance to the Lender, as to the correctness of the above facts as a condition precedent to such advance.


ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into the Agreement and to make advances under the Revolving Credit, the Borrower represents and warrants to the Lender that:

SECTION 4.01. INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Banks set forth on Exhibit A is a banking corporation and is duly organized, validly existing, and in good standing under the laws of the state of incorporation listed on such Exhibit A. The Borrower and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

SECTION 4.02. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents and the creation of the security interest provided for under the Security Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of the Borrower; (2) contravene the Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien, except as contemplated by the Security Agreement, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and (6) cause the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award of any such indenture, agreement, lease, or instrument.

SECTION 4.03. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents are legal, valid, and binding obligations of the Borrower, and enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by (i) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) general principles of equity (whether applied in a proceeding at law or in equity).

SECTION 4.04. FINANCIAL STATEMENTS. The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholder's equity, and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated December 31, 1996 of Mauldin & Jenkins, independent certified public accountants, copies of which have been furnished to the Lender, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of the operations of the Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP; and since December 31, 1996, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1996. No information, exhibit, or report furnished by the Borrower to the Lender in connection with the approval of the Loan or negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

SECTION 4.05. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

SECTION 4.06. OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, credit agreement, regulatory agreement or imposition, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in material
 default in any
respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

SECTION 4.07. LITIGATION. Except as is set forth expressly on Exhibit G attached hereto, no action or proceeding is pending or, threatened against, or affecting, the Borrower or any of its Subsidiaries before any court, board, commission, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or any Subsidiary or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

SECTION 4.08. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower and its Subsidiaries have satisfied all material judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, which default shall materially and adversely affect the business or properties of Borrower and its Subsidiaries.

SECTION 4.09. OWNERSHIP AND LIENS. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

SECTION 4.10. SUBSIDIARIES AND OWNERSHIP OF STOCK. The Borrower's audited and consolidated financial statement for the fiscal year ending December 31, 1996, as provided to the Lender, includes a complete and accurate list of the Subsidiaries of the Borrower. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

SECTION 4.11. ERISA. With respect to each Plan maintained by Borrower and each Subsidiary, the Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

SECTION 4.12. OPERATION OF BUSINESS. The Borrower and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary in all material respects to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and its Subsidiaries are not to Borrower's knowledge, in violation of any valid rights of others with respect to any of the foregoing.

SECTION 4.13. TAXES. The Borrower and each of its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties. The federal income tax liabilities of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1994.

SECTION 4.14. ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the audited consolidated balance sheet of Borrower at December 31, 1994 (including the notes thereto), as of December 31, 1994, neither Borrower nor any Subsidiary had any material liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise that should, in accordance with GAAP, have been disclosed in such financial statements and notes thereto. Since December 31, 1994, neither Borrower nor any Subsidiary has incurred any material liability or obligation, except for liabilities and obligations incurred in the ordinary course of business or that will not have a material adverse effect on Borrower.

SECTION 4.15. ENVIRONMENT. The Borrower and each Subsidiary have duly complied in all material respects with, and their businesses, operations, assets, equipment, property, leaseholds, other real estate owned, or other facilities are in compliance in all material respects with, the provisions of all federal and state, environmental, health, and safety laws, codes, and ordinances, and all rules and regulations promulgated thereunder. Neither the Borrower nor any Subsidiary has received notice of, nor knows of or suspects, facts which might constitute any violations of any federal or state environmental, health, or safety laws, codes, or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets (including but not limited to real property loan collateral), equipment, property, leaseholds, or other facilities. Set forth in Exhibit H is a list of all real property owned by Borrower and/or the Subsidiaries other than real property acquired pursuant to foreclosure of a lien in favor of Borrower or any Subsidiary (or by deed in lieu thereof) ("Real Estate Owned") or leased by the Borrower and its Subsidiaries at any time since December 31, 1994, wherever located, and a brief description of the business conducted at such location.

SECTION 4.16. GOVERNMENTAL APPROVAL. All permits, consents, authorizations, approvals, declarations, notifications, filings or registrations with any Governmental Authority or Regulatory Authority or any third party which are necessary in all material respects in connection with the consummation of this transaction have been obtained on or before the date hereof.

SECTION 4.17. REGULATORY COMPLIANCE AND NOTICE OF REGULATORY ACTION. The Borrower and each Subsidiary are in compliance in all material respects with all laws, statutes, ordinances, and governmental rules, regulations, or requirements relating to or affecting their business or operations. There are no outstanding notices of charges, cease-and-desist orders (temporary or otherwise), or orders to take affirmative action issued by any Governmental Authority or Regulatory Authority against the Borrower, any Bank or any other Subsidiary, or any director, officer, employee or agent of the Borrower, any Bank or any other Subsidiary. No agreement or memorandum of understanding has been entered into between any Governmental Authority or Regulatory Authority and the Borrower, any Bank or any other Subsidiary or any director, officer, employee or agent of the Borrower, any Bank or any other Subsidiary. No notice of intention to remove from office or notice of intention to suspend from office has been served upon any officer or director of the Borrower, any Bank or any other Subsidiary by any Governmental Authority or Regulatory Authority.

SECTION 4.18. SECURITIES ACTIVITIES. The Borrower has not issued any securities except as were (a) duly registered under the Securities Act of 1933, as amended, and applicable blue sky laws, or (b) validly exempt from registration.

SECTION 4.19. DEPOSIT INSURANCE. Each Bank is an "insured depository institution" within the meaning of Section 3 (c)(2) of the Federal Deposit Insurance Act, as amended.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as the Note or Revolving Credit/Term Note shall remain unpaid, the Borrower will:


SECTION 5.01. USE OF PROCEEDS. Use the proceeds of the Loan only for the purposes set forth herein, and will furnish the Lender such evidence as it may reasonably require with respect to such use.

SECTION 5.02. MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which the ownership of property or the nature of its business makes such qualification necessary or required, except where such failure to qualify shall not materially or adversely affect the Borrower and its Subsidiaries taken as a whole.

SECTION 5.03. MAINTENANCE OF RECORDS. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

SECTION 5.04. MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

SECTION 5.05. CONDUCT OF BUSINESS. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it on the date of this Agreement.

SECTION 5.06. MAINTENANCE OF INSURANCE. Maintain and see that its Subsidiaries maintain, or cause to be maintained, insurance coverages including, but not limited to, bankers' blanket bonds, public liability insurance, and fire and extended coverage insurance on all assets owned by them, all in such form and amounts, and with such insurers, as are reasonably satisfactory to the Lender.

SECTION 5.07. COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and material agreements to which they are subject, such compliance to include, without limitation, maintaining adequate cash reserves for the payment of, and paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property except as contested in good faith.

SECTION 5.08. RIGHT OF INSPECTION. At any reasonable time and from time to time with prior notice, permit the Lender or any agent or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

SECTION 5.09. DEPOSIT INSURANCE. The Borrower will cause each Bank to maintain federal deposit insurance and to be a member of the Federal Deposit Insurance Corporation (or any successor thereto).

SECTION 5.10.  REPORTING REQUIREMENTS.  Furnish to the Lender:

(1) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, interim unaudited consolidated and unconsolidated balance sheets of Borrower, and related statements of income, shareholders equity and cash flows of the Borrower for the prior quarter prepared in accordance with GAAP.

(2)   CALL REPORTS.  As soon as available, and in any event within thirty
(30) days after the end of each fiscal quarter of the Borrower, copies of all Call Reports of the Borrower and each Bank as filed with the Federal Deposit Insurance Corporation (or any successor thereto) and/or the Comptroller of the Currency (or any successor), signed by the chief financial officer of the Borrower and each Bank.

(3) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholder's equity, and cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Lender by Mauldin & Jenkins or other accountants selected by the Borrower and acceptable to the Lender;

(4) F.R.Y.-6 ANNUAL REPORT. As soon as available, and in any event within ten (10) days after the filing thereof, a copy of the Borrower's F.R.Y.-6 Annual Report to the Federal Reserve System.

(5) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

(6) CERTIFICATE OF NO DEFAULT. Within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, substantially in the form of
Exhibit I attached hereto and made a part hereof (a) certifying, inter alia, that (i) the representations and warranties contained in Article IV hereof and in each of the Loan Documents remain true and correct (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Borrower and Subsidiaries are in compliance with the covenants set forth herein, and (iii) no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (b) with computations demonstrating compliance with the covenants contained in Article VII;

(7) ACCOUNTANT'S REPORT. Simultaneously with the delivery of the annual financial statements referred to in Section 5.10(3), a statement of the independent public accountants to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event, of which they have knowledge and the nature and status thereof;

(8) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

(9) NOTICE OF EVENTS OF DEFAULT. The Borrower will notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of the Borrower to observe any of its undertakings hereunder;

(10)  ERISA REPORTS.  As soon as possible, and in any event within thirty
(30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan with respect to the Borrower or any Commonly Controlled Entity, and promptly, but in any event within five (5) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly, but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

(11) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

(12) REPORTS TO REGULATORY AGENCIES. Promptly after the sending or filing of the same, copies of all call reports and other reports, including without limitation responses to administrative enforcement actions, and modifications or amendments thereto, that the Borrower or its Subsidiaries sends or files with any Regulatory Authority; and

(13) NOTICE OF REGULATORY ACTION. Promptly, written notice of (i) the issuance of any notice of charges, cease-and-desist order (temporary or otherwise), or order to take affirmative action by any Governmental Authority or Regulatory Authority against the Borrower, any Bank or any other Subsidiary, or any director, officer, employee or agent of the Borrower, any Bank or any other Subsidiary, (ii) the service of any notice of intention to remove from office or notice of intention to suspend from office by any Governmental Authority or Regulatory Authority upon any director or officer of the Borrower, any Bank or any other Subsidiary, (iii) the issuance of a notice of termination of the status of any Bank as an insured bank under the Federal Deposit Insurance Corporation Act, as amended, or (iv) the entering into of any agreement or memorandum of understanding between any Governmental Authority or Regulatory Authority and the Borrower, any Bank or any other Subsidiary, or any director, officer, employee or agent of the Borrower, any Bank or any other Subsidiary.

(14) ADVERSE CHANGES. Promptly after the occurrence thereof and in no event later than ten (10) days thereafter, full disclosures of any material adverse changes in the finances or business of Borrower or any of its Subsidiaries.

(15) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Lender may from time to time reasonably request.

SECTION 5.11. ENVIRONMENT. Be and remain, and cause each Subsidiary to be and remain, in all material respects, in compliance with the provisions of all federal and state environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; and notify the Lender immediately of any notice of an environmental complaint received from any governmental agency or any other party.

SECTION 5.12. CAPITAL ADEQUACY. Maintain, and cause each Bank to maintain, at all times, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Adequately Capitalized," as such term is defined by the applicable Regulatory Authority.


ARTICLE VI

NEGATIVE COVENANTS

So long as the Note or Revolving Credit/Term Note shall remain unpaid, the Borrower will not:

SECTION 6.01. LIENS. Create, incur and assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation, any Lien upon all or any part of the common or capital stock of any of the Banks), now owned or hereafter acquired, except:

(1)  Liens in favor of the Lender;

(2) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

(3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, securing obligations incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

(4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

(5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

(6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

(8) Liens incidental to the conduct of banking business, not incurred in connection with the borrowing of money, arising out of transactions in federal funds, repurchase agreements, interbank credit facilities, bank deposits, or other obligations to customers or depositors of the Borrower's Subsidiaries.

(9) Liens incurred in connection with the borrowing by a Subsidiary from the Federal Reserve Bank, or the Federal Home Loan Bank, in the ordinary course of business;

(10) Those Liens specified in EXHIBIT J attached hereto and made a part hereof; and

(11) Liens for purchase money security interests or Liens incurred in connection with any conditional sale or other title retention agreement or Capital Lease.

SECTION 6.02. DEBT. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

(1) Debt of the Borrower under this Agreement, the Note, or the Revolving Credit/Term Note;

(2) Debt described in EXHIBIT K, and any renewals, extensions, or refinancings of existing Debt on commercially reasonable terms(but there shall be no voluntary prepayments of such Debt);

(3) Debt of a Subsidiary to the Federal Reserve Bank, or the Federal Home Loan Bank, in the ordinary course of business;

(4) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than sixty
(60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and

(5) Debt of the Borrower or any Subsidiary secured by purchase money liens and security interests permitted by Section 6.01 (11), which Debt shall not exceed FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00) in the aggregate at any one time outstanding.

SECTION 6.03. MERGERS, ACQUISITIONS, ETC. Wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, acquire all or substantially all of the assets or the business of any Person, or commence or acquire any new business not conducted by it on the date of this Agreement, or permit any Subsidiary to do so, except that the Borrower or any Subsidiary may merge into, consolidate with or acquire any other Person provided in each case that immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default and, in the case of any such merger with any other Person to which the Borrower or any Subsidiary is a party, the Borrower or its Subsidiary is the surviving corporation. The Lender, in its sole discretion, may consent in writing to additional exceptions.

SECTION 6.04. LEASES. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except:
(1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00); (3) leases between the Borrower and any Subsidiary or between any Subsidiaries. The Lender, in its sole discretion, may consent in writing to additional exceptions.

SECTION 6.05. SALE AND LEASEBACK. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

SECTION 6.06. DIVIDENDS. After the date hereof, make any distribution in respect of its capital stock or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock unless such action has been approved by the necessary Regulatory Authorities, and provided such distribution, redemption or acquisition shall not impair Borrower's ability to service Debt nor cause Borrower to be in violation of any Financial Covenants contained in Article VII of this Agreement.

SECTION 6.07. SALE OF ASSETS. Sell, lease, assign, transfer, pledge, mortgage, encumber, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, pledge, mortgage, encumber, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interest), except: (1) inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; (3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower or to any other subsidiary in the ordinary course of business consistent with past practices; and (4) sales of loans in the ordinary course of business and sales of Real Estate Owned and all other foreclosed assets. The Lender, in its sole discretion, may consent in writing to additional exceptions.

SECTION 6.08. GUARANTIES, ETC. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business and except pursuant to letters of credit or other similar items (banker's acceptances, etc.) issued by the Banks in the ordinary course of business.

SECTION 6.09. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any services, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and in compliance with all applicable regulatory and statutory requirements.


ARTICLE VII


FINANCIAL COVENANTS

So long as the Note or Revolving Credit/Term Note shall remain unpaid:

SECTION 7.01.  CAPITAL EXPENDITURES.  Neither the Borrower nor the
Borrower's bank Subsidiaries will make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures made by the Borrower or any bank Subsidiary would exceed FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) during any fiscal year. Bank may, in its sole discretion, approve in writing exceptions to this restriction.

SECTION 7.02. CAPITAL RATIOS. Borrower, on a consolidated basis, and each Bank shall maintain a (i) minimum Tier 1 Capital to Total Assets ratio of seven percent (7%), (ii) minimum Tier I Capital to Risk- Weighted Assets ratio of ten percent (10%), and (iii) minimum Total Capital to Risk-Weighted Assets ratio of ten percent (10%). Unless otherwise defined in this Agreement or under GAAP, the capitalized terms used in this Section 7.02 shall have the meanings assigned to them pursuant to 12 C.F.R. Section 3.1 ET SEQ.

SECTION 7.03. RETURN ON ASSETS. Income from operations after taxes, divided by average assets, on a consolidated basis shall not be less than nine-tenths of one percent (0.9%).

SECTION 7.04. RETURN ON EQUITY. Income from operations after taxes, divided by average equity, on a consolidated basis shall not be less than ten percent (10%).

Section 7.05. Net Interest Margin. Yields on earning assets minus the cost of liabilities, divided by average earning assets, on a consolidated basis shall be not less than four percent (4%).

SECTION 7.06. EFFICIENCY RATIO. The non-interest expense divided by the net interest income plus non-interest income on a consolidated basis shall not be greater than eighty percent (80%).

SECTION 7.07. LOAN DELINQUENCIES. Loan delinquencies (loans ninety (90) days or more in arrears) divided by total loans for each Bank shall not exceed three percent (3%).

SECTION 7.08. RESERVES. Each Bank shall maintain at all times reserves equal to the greater of (i) one and one-half, percent (1.5%) of total loans,
(ii) one hundred percent (100%) of total non-performing assets, or (iii) the minimum amount required by its primary regulator.

SECTION 7.09. ASSET QUALITY. The ratio of loans 90 days past due + non accrual loans plus other real estate owned divided by net loans plus other real estate owned for each Bank shall not exceed four percent (4%).


ARTICLE VIII


EVENTS OF DEFAULT

SECTION 8.01. EVENTS OF DEFAULT. An Event of Default shall be deemed to exist if any of the following events shall occur:

(1) The Borrower shall fail to pay the principal of, or interest on, the Note or the Revolving Credit/Term Note, or any fee, within five (5) days of its due date;

(2) Any representation, warranty or certification made or deemed made by the Borrower in this Agreement, the Security Agreement, or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

(3) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained herein or in any other of the Loan Documents and such failure remains unremedied for thirty (30) days after the earlier of its discovery by the Borrower or written notice thereof to the Borrower by the Lender;

(4) Any Event of Default as defined (and after giving effect to any applicable notice and/or cure periods) in any other of the Loan Documents shall occur;

(5) The Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money (other than the Note or the Revolving Credit/Term Note) in excess of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) of the Borrower or such Subsidiary, as the case may be, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and Borrower or its Subsidiaries fails to pay such indebtedness in full;

(6) The Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty(60) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty
(60) days or more;

(7) One or more judgments, decrees, or orders for the payment of money in excess of ONE MILLION AND NO/100 DOLLARS($1,000,000.00) in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, and the amount of said judgment(s) not covered by Borrower's or Subsidiaries' insurance is in excess of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

(8) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the Security Agreement;

(9) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00); or


(10) If any Governmental Authority asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of the Borrower by reason of the occurrence of a hazardous discharge or any environmental complaint; or if any Governmental Authority asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds, or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Lender's satisfaction that the Borrower has commenced and is diligently pursuing either: (i) a cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion or (ii) proceedings for any injunction, a restraining order, or other appropriate emergency relief preventing such Governmental Authority from asserting such claim, which relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or emergency relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance, and amount to both the Lender and the Governmental Authority asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim;

(11) If the Borrower or any Bank, or the directors, officers, or employees thereof, becomes subject to any regulatory enforcement action, which includes without limitation, a memorandum of understanding, written agreement, supervisory directive, capital directive, removal action, or cease and desist order, which regulatory enforcement action limits or restricts the ability of Borrower or any Bank to engage in its normal business;

(12) Borrower shall fail to maintain senior management having sufficient skill and experience in Borrower's industry to manage Borrower and each Subsidiary competently and efficiently.

(13) If the ownership of Borrower as presently constituted shall change such that more than twenty-five percent (25%) of the outstanding voting stock shall be transferred to any Person other than (i) an existing shareholder who prior to the transfer owned not less than twenty-five (25%) of the outstanding voting stock of Borrower or (ii) an immediate family member of the transferring shareholder.

(14) Any Bank shall be unable or shall be deemed to be unable to declare and distribute dividends as a result of restrictions imposed by applicable regulation or by any Regulatory Authority.

SECTION 8.02.  REMEDIES UPON EVENT OF DEFAULT.

Upon the occurrence of an Event of Default, the Lender may:

(1) By notice to the Borrower, declare the Note and/or the Revolving Credit/Term Note all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note and/or the Revolving Credit/Term Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower;

(2) At any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by the Lender, and (ii) other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower, now or hereafter existing under this Agreement, the Note, or the Revolving Credit/Term Note any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note, the Revolving Credit/Term Note, or under any other of the Loan Documents and although such obligations may be unmatured;

(3) Exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral;

(4) At its option, and without notice or demand of any kind, exercise from time to time any and all other rights and remedies available to it under this Agreement or any of the other Loan Documents;

(5) Borrower shall pay all of the reasonable costs and expenses incurred by Lender in enforcing its rights under this Agreement and the other Loan Documents. In the event any claim under this Agreement or under any of the other Loan Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Lender for all expenses incurred by it in seeking to enforce its rights hereunder, under any other of the Loan Documents or in the Collateral, including without limitation reasonable attorneys' fees; and

(6) Any proceeds from disposition of any of the Collateral may be applied by Lender first to the payment of all expenses and costs incurred by Lender in enforcing the rights of Lender under each of the Loan Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation reasonable attorneys' fees actually incurred, as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Lender toward the payment of the Loan and in such order of application as the Lender may from time to time elect. Lender shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Lender.


ARTICLE IX


MISCELLANEOUS

     SECTION 9.01. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lender , and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.02. NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telex and facsimile transmissions) and mailed or transmitted or delivered as follows:

If to the Borrower:

400 North Main Street
Cornelia, Georgia 30531
Attention: Mr. Harry Stephens
 Executive Vice President & Chief Financial Officer

Facsimile: (706) 776-1423

If to the Lender:

25 Park Place
Mail Code: 121
Atlanta, Georgia 30303
Attention: Southeastern Financial Institutions

Facsimile: (404) 581-1775
or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when deposited in mails or sent, answer back received via telecopier, with the original deposited in the mail, respectively, addressed as aforesaid, except that notices to the Lender pursuant to the provisions of Section 3.01 shall not be effective until received by the Lender.

SECTION 9.03. NO WAIVER. No failure or delay on the part of the Lender in exercising any right, power, or remedy granted hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

SECTION 9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lender.

SECTION 9.05. COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender incurred in connection with advising the Lender as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendments, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

SECTION 9.06. INTEGRATION. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writing with respect thereto.

SECTION 9.07. INDEMNITY. The Borrower hereby agrees to defend, indemnify, and hold the Lender harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including reasonable attorney's fees and court costs actually incurred now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, and its predecessors in interest, or arising directly or indirectly from the Borrower's or any Subsidiaries', or any predecessors in interest's, violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

SECTION 9.08. GOVERNING LAW. This Agreement, the Note, and the Revolving Credit/Term Note shall be governed by, and construed in accordance with, the laws of the State of Georgia and the applicable laws of the United States of America.

SECTION 9.09. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.10. HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

SECTION 9.11. JURY TRIAL WAIVER. THE LENDER AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                COMMUNITY BANKSHARES, INC.


                                By:________________________________


                                   Title: _________________________


                                   And:____________________________

                                   Title: _________________________



                                 SUNTRUST BANK, ATLANTA


                                 By:________________________________

                                    Title: _________________________


                                  And:_______________________________

                                     Title: _________________________

                           EXHIBIT A
                           ---------


                            BANKS
                            -----


NAME OF INSTITUTION - STATE OF INCORPORATION
-----------------------------------------

1.  Community Bank & Trust - Habersham, Georgia

2.  Community Bank & Trust - Jackson, Georgia

3.  Community Bank & Trust - Alabama Alabama

4.  Community Bank & Trust - Troup,Georgia

                            EXHIBIT B
                            ---------


                           COLLATERAL
                           ----------

     50,000 shares of the capital stock of Community Bank & Trust - Habersham more particularly described in the Amended and Restated
Stock Pledge and Security Agreement executed in connection herewith.

                             EXHIBIT C
                             ---------

        AMENDED AND RESTATED STOCK PLEDGE AND SECURITY AGREEMENT
        --------------------------------------------------------


     THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT made and entered into July _____, 1997 between COMMUNITY BANKSHARES, INC., a Georgia corporation, having its principal place of business at 400 North Main Street, Cornelia, Georgia 30531 ("Pledgor"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, having its principal place of business in Atlanta, Georgia ("Bank"). This Amended and Restated Stock Pledge and Security Agreement supersedes the Stock Pledge Agreement between the parties dated January 10, 1996.

                        W I T N E S S E T H:
                        - - - - - - - - - -

     WHEREAS, Bank and Pledgor are parties to a Revolving Credit/Term Loan Agreement dated January 10, 1996; and

     WHEREAS, all obligations under the January 10, 1996 Revolving Credit/Term Loan Agreement are secured by a Stock Pledge and Security Agreement also dated January 10, 1996.

     WHEREAS, pursuant to an Amended and Restated Revolving Credit/Term Loan Agreement, dated of even date herewith (the "Loan Agreement"), between Pledgor and the Bank, the Bank has agreed to establish a Revolving Credit Loan ("Revolving Credit") to Pledgor, as evidenced by the Promissory Note of the Pledgor evidencing the obligation of the Pledgor under the Loan Agreement (the "Note") and the parties have restated their Agreements with respect to a term loan originally established under the January 10, 1996 Revolving Credit/Term Loan Agreement ("Term Loan") as evidenced by that certain Revolving Credit/Term Note dated January 10, 1996 ("Revolving Credit/Term Note");

     WHEREAS, Pledgor desires to secure the due and punctual payment of the Loan, and to secure the due and punctual performance under the Loan Agreement;

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


1. SECURED OBLIGATIONS. This Stock Pledge and Security Agreement (the "Stock Pledge Agreement") is given to secure (i) the due and punctual payment and performance of the Pledgor's obligations under the Revolving Credit, as evidenced by the Note, and Term Loan, as evidenced by the Revolving Credit/Term Note, including all indebtedness arising upon any extensions and renewals thereof; (ii) the due and punctual payment and performance of Pledgor's obligations under the Loan Agreement; and (iii) all other further indebtedness of any amount which is now or may be hereafter owed by Pledgor to Bank, whether individually or jointly with others not parties hereto and whether direct or indirect, as maker, endorser, guarantor, surety, or otherwise (collectively, or any portion thereof, the "Secured Obligations").

2.   PLEDGE AND SECURITY INTEREST.

     a. Pledgor hereby pledges and grants to Bank a security interest in 50,000 shares of the common stock of Community Bank & Trust - Habersham (which shares shall be evidenced by the stock certificates which Pledgor has contemporaneously herewith delivered to Bank), and any additional shares hereafter at any time and from time to time acquired by Pledgor together with all dividends, stock dividends, stock splits, warrants, options, stock purchase rights, and all other property at any time and from time to time distributed in respect of, or in exchange for, or in substitution of, any and all of said shares, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued (all of which shall be referred to herein collectively as the "Stock Collateral"); provided, however, prior to the occurrence of any Event of Default hereunder, Pledgor shall be entitled to receive and retain all dividends of cash and noncash property (other than stock dividends, stock splits, warrants, options, and stock purchase rights), and such dividends shall not constitute part of the Stock Collateral. Upon delivery to the Bank, any security now or thereafter included in the Stock Collateral shall be accompanied by executed stock powers in blank and by such other documents or instruments as Bank may reasonably request. Each delivery of certificates for such Stock Collateral shall be accompanied by a schedule showing the number of shares and the numbers of certificates theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof.

     b. Upon the request of Bank, Pledgor will execute such financing statements and other documents, pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by Bank, and do such other acts and things as Bank may from time to time reasonably request, including delivery of the Stock Collateral to the Bank, to establish and maintain a valid security interest in all the Stock Collateral, free of all other liens and claims except those expressly permitted or granted herein.

3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Bank as follows:

     a. The stock certificate(s) identified in Section 2 hereof and delivered to the Bank contemporaneously herewith are genuine and in all respects what they purport to be;

     b.  Pledgor is the legal, registered owner of the Stock
Collateral and holds full and absolute beneficial title to the Stock Collateral, free and clear of all liens, charges, encumbrances, security interest, and voting trust restrictions of every kind and nature;

     c. That no consent or approval of any person, entity, or government or regulatory authority is necessary to the validity of the pledge contained in this Agreement, except such as have been obtained;

     d. That Pledgor has full corporate power and authority to pledge the Stock Collateral to Bank as security for the Secured Obligations, and will defend its title thereto against the claims of all persons whomsoever;

     e. That Pledgor has granted to Bank a security interest in the Stock Collateral which is at the time hereof valid and of first priority under applicable law, and no financing statement, security interest, or other lien or encumbrance covering the Stock Collateral or its proceeds is outstanding or on file in any public office, except any that may have been filed in favor of the Bank;

     f. That Pledgor has revoked all proxies heretofore given and covenants not to extend further proxies or powers of attorney with respect to the Stock Collateral so long as this Stock Pledge Agreement remains in full force and effect; and

     g. That Pledgor has the full corporate power and authority to enter into this Stock Pledge Agreement and to perform its obligations hereunder, and this Stock Pledge Agreement constitutes the valid, binding, and enforceable agreement of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium, or other similar laws affecting the rights of creditors generally, and except with respect to the applicability of general equitable principles which may limit the availability of specific performance or other equitable remedies.

4. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Bank shall have the right (in its sole and absolute discretion) to have the stock certificate(s) representing the Stock Collateral assigned in blank in favor of Bank. Upon an Event of Default under this Stock Pledge Agreement, Bank may have such Stock Collateral registered in the name of Bank or any nominee or nominees of Bank. Bank shall at all times have the right to exchange the stock certificate(s) representing the Stock Collateral for stock certificate(s) of smaller or larger denominations for any purpose consistent with its performance of this Stock Pledge Agreement.

5. COVENANTS. So long as any of the Secured Obligations remain unpaid or unperformed, Pledgor covenants and agrees with Bank as follows:

     a. Pledgor shall keep the Stock Collateral free from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of Bank herein granted;

     b. Pledgor shall not assign, sell, transfer, deliver, or otherwise dispose of any of the Stock Collateral or any interest therein; and

     c. Pledgor shall pay all taxes, assessments, and all other charges of any nature which may be levied or assessed with respect to the Stock Collateral; provided that Pledgor shall have the right to contest in good faith any tax assessments or other charges.

     d. Pledgor shall deliver to Bank, immediately upon Pledgor's receipt of same, any and all stock certificates representing the Stock Collateral which Pledgor shall hereinafter acquire. The delivery of such after acquired Stock Collateral to Bank shall be accompanied by a Power of Attorney To Transfer Stock executed in blank in a form promulgated by Bank and shall be deemed to be a reaffirmation by Pledgor of all of the terms and provisions of this Stock Pledge Agreement.

6.  VOTING RIGHTS:  DIVIDENDS, ETC.

    a. Unless and until an Event of Default hereunder shall have occurred:

        (i) Pledgor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of the Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement;

        (ii) Pledgor shall be entitled to receive and retain any and all cash dividends payable on the Stock Collateral. Any and all stock or liquidating dividends, stock warrants, stock options, stock purchase rights, other distribution in property, return of capital, or distribution made on or in respect of the Stock Collateral, whether resulting from a subdivision, combination, or reclassification of capital stock or received in exchange for the Stock Collateral, or any part thereof, or as a result of any merger,consolidation, acquisition, or other exchange or assets shall be and become part of the Stock Collateral pledged hereunder and, if received by Pledgor,shall forthwith and immediately be delivered to Bank to be held subject to the terms of this Stock Pledge Agreement, except to the extent permitted to be retained by Pledgor pursuant to Section 2 hereof; and

        (iii) Bank shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to clause (i).

    b. Upon the occurrence and during the continuance of any Event of Default, and provided Bank has given Pledgor written notice of said Event of
Default:

        (i) Pledgor agrees to deliver immediately to Bank any and all cash, checks, drafts, items, or other instruments for the payment of money which may be received after such default by Pledgor as dividends or otherwise with respect to the Stock Collateral, duly endorsed and assigned to Bank;

        (ii) Pledgor agrees to deliver to Bank immediately upon Pledgor's receipt thereof, any and all stock, stock dividends, stock splits, warrants, and stock purchase rights received with respect to any of the Stock Collateral, together with stock powers duly executed in blank with respect to all stock and other certificates evidencing same; and

        (iii) All rights of Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to Section 6(a)(i) hereof shall cease, and all such rights shall thereupon become vested in Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

7. PERFORMANCE OF PLEDGOR'S OBLIGATIONS. At its option, Bank may (but shall not be obligated to) from time to time perform any agreement of Pledgor hereunder which Pledgor shall fail to perform, and may take any other reasonable action which Bank deems necessary for the maintenance or preservation of the value of the Collateral or its interest therein.

8. ATTORNEY-IN-FACT. Pledgor hereby irrevocably constitutes and appoints Bank as Pledgor's agent and attorney-in-fact, upon the occurrence and continuance of an Event of Default, for the purposes of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any interest which Bank or Pledgor may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Bank shall have the right and power upon notice to Pledgor to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Stock Collateral or any part thereof, and give full discharge for the same. The foregoing power of attorney is coupled with an interest and shall be terminated only upon payment in full of the Secured Obligations.

9. EVENTS OF DEFAULT. An Event of Default shall occur under this Stock Pledge Agreement upon the occurrence of any one or more of the following events: (i) any Event of Default shall occur under, and as defined in, the Loan Agreement; or (ii) upon the breach by Pledgor of any of the covenants set forth herein and such breach remains uncured for thirty (30) days after the earlier of its discovery by Pledgor or written notice thereof to Pledgor by Bank; or (iii) upon default by Pledgor in the performance or observance of any other of the agreements, terms, or conditions herein contained, which default shall not be fully cured within thirty (30) days after Pledgor receives written notice thereof; or (iv) any of the representations or warranties herein made by Pledgor shall prove to be false or misleading in any material respect.

10. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default under this Stock Pledge Agreement, Bank may, in its sole discretion and without further notice or demand, (i) declare all the Secured Obligations to be immediately due and payable; (ii) proceed immediately to exercise any and all of Bank's rights, powers, and privileges with respect to the Stock Collateral, including, without limitation, the right to sell or otherwise dispose of the Stock Collateral or any part thereof at private or public sale, in such manner as Bank shall deem reasonable; and (iii) exercise any other right or remedy available to Bank under the applicable Uniform Commercial Code or otherwise available by agreement or under federal or state law. All rights and remedies herein specified are cumulative and are in addition to such other rights and remedies as may be available to Bank.

     Bank shall act as the authorized agent and attorney-in-fact of Pledgor in disposing of the Stock Collateral, and in that capacity is authorized to take such action on behalf of Pledgor as will further such a disposition, including, without limitation, any necessary endorsement or signature in its own name. Pledgor expressly acknowledges that compliance with federal or state securities and other laws may limit the disposition of the Stock Collateral by Bank. No disposition of the Stock Collateral by Bank upon an Event of Default shall be deemed to be a breach of any duty to Pledgor or to be commercially unreasonable because a better sales price might have been attained through an alternative disposition, if Bank in good faith has determined that the alternative disposition might constitute a violation of state or federal laws. Without limiting the generality of the foregoing, Bank may at any sale of the Stock Collateral restrict the prospective bidders or purchasers of the Stock Collateral to persons who will represent and agree that they are purchasing the Stock Collateral for their own account for investment, and not with a view to distribution or sale. Any purchaser at a sale conducted pursuant to the terms of this Stock Pledge Agreement shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives any right of redemption, stay, or appraisal under present or future law. Each and every purchaser of any of the Stock Collateral shall be vested with all shareholder's rights provided by the stock purchased, including, without limitation, all voting and dividend rights. Pledgor agrees that Bank may purchase the Stock Collateral or any part thereof at any sale. Any requirement imposed by law regarding the giving to Pledgor of prior notice of any sale or other disposition of the Stock Collateral shall be deemed reasonable if given by Bank in writing at least ten (10) days prior to such sale or other disposition specifying the time and place thereof.

11. APPLICATION OF PROCEEDS. The proceeds derived from a disposition of the Stock Collateral shall be applied toward payment of the Secured Obligations, in such order of application as Bank may from time to time elect, and any remaining balance shall be paid to Pledgor.

12. TERM OF AGREEMENT. This Stock Pledge Agreement shall terminate upon payment in full of the Secured Obligations, at which time Bank shall reassign and deliver to Pledgor, or to such person or persons as Pledgor may in writing designate, against receipt, any Stock Collateral still held by Bank, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon or warranty by Bank.

13. SECURITIES. In view of the position of Pledgor in relation to the Stock Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws") with respect to any disposition of the Stock Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of Bank if Bank were to attempt to dispose of all or any part of the Stock Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Stock Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Bank in any attempt to dispose of all or any part of the Stock Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, Bank may perhaps be held to have certain general duties and obligations to Pledgor to make some effort towards obtaining a fair price even though the Secured Obligations and other obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that Bank is not to have any such general duty and obligation to Pledgor, and Pledgor will not attempt to hold Bank responsible for selling all or any part of the Stock Collateral at an inadequate price even if Bank shall accept the first offer received or does not approach more than one possible purchaser, provided Bank acts in a commercially reasonable manner. Without limiting the generality of the foregoing, the provisions of this paragraph would apply if, for example, Bank were to place all or any part of the Stock Collateral for sale by an investment banking firm, or if such investment banking firm purchased all or any part of the Stock Collateral for its own account or if Bank placed all or any part of the Stock Collateral with a purchaser or purchasers. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sale prices may exceed substantially the price at which Bank sells.

14.  MISCELLANEOUS.

     a. NOTICES. All notices and other communications to Pledgor under this Stock Pledge Agreement shall be deemed to have been effectively given when delivered in person to Pledgor or five (5) days after sending thereof, by first class U.S. Mail, postage prepaid, to the following address:

         If to Pledgor:

              Community Bankshares, Inc.
              400 North Main Street
              Cornelia, Georgia  30531
              Attention:  Mr. Harry Stephens
                          Executive Vice President and
                          Chief Financial Officer

        If to Bank:

              SunTrust Bank, Atlanta
              25 Park Place
              Mail Code:  121
              Atlanta, Georgia  30303
              Attention:  Jim Rountree

or to such other address as Pledgor has notified Bank in writing to be the appropriate address for the sending of notices under this Stock Pledge Agreement.

     b. SURVIVAL. All representations, warranties, covenants, and agreements herein contained shall survive the execution and delivery of this Stock Pledge Agreement.

     c. NO WAIVER. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy granted hereunder, or available at law, in equity, or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Bank preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

     d. ENTIRE AGREEMENT. This Stock Pledge Agreement, the Loan Agreement, and the Loan Documents (as defined in the Loan Agreement) contain the entire agreement between the parties with respect to the pledge of and security interest in the Stock Collateral and supersede any prior agreements or understandings.

     e. AMENDMENTS. This Stock Pledge Agreement may be amended only by written agreement between the parties hereto.

     f.  TIME  OF ESSENCE.  Time is of the essence under this Stock
Pledge Agreement.

     g. GOVERNING LAW. This Stock Pledge Agreement and the construction and enforcement hereof shall be governed in all respects by the laws of the State of Georgia and the applicable laws of the United States of America.

     h. SUCCESSORS AND ASSIGNS. This Stock Pledge Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, legal representatives, successors, and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or otherwise pledge, encumber, or grant any options with respect to all or any of the cash, securities, certificates, instruments, or other property held as Stock Collateral under this Stock Pledge Agreement.

     i. SEVERABILITY. If any provision of this Stock Pledge Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

     j. FURTHER ASSURANCES. Pledgor agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements, and instruments as Bank may at any time request in connection with the administration and enforcement of this Stock Pledge Agreement or relative to the Stock Collateral or any part thereof, or in order better to assure and confirm to Bank its rights, powers, and remedies hereunder.

     k. EXECUTION IN COUNTERPARTS. This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

     l. HEADINGS AND CAPITALIZED TERMS. The descriptive headings of the several paragraphs are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings described to them in the Loan Agreement.

IN WITNESS WHEREOF, Pledgor and Bank have caused this Stock Pledge Agreement to be duly executed and delivered under hand and seal, as of the day and year first above written.


                                 COMMUNITY BANKSHARES, INC.


                                 By:__________________________________
                                     Title: __________________________


                                 And:_________________________________
                                     Title: __________________________



                                 SUNTRUST BANK, ATLANTA


                                 By:__________________________________
                                     Title: __________________________

                                 And:_________________________________
                                     Title: __________________________

                        EXHIBIT D
                        ---------

                REVOLVING CREDIT/TERM NOTE
                ---------------------------

$3,000,000                                         January 10, 1996
Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, Community Bankshares, Inc., a Georgia corporation (the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, ATLANTA (the "Bank"), at its Principal Office located at 25 Park Place, Atlanta, Georgia the principal amount of THREE MILLION DOLLARS ($3,000,000) or so much thereof as may from time to time be disbursed hereunder and be outstanding, as set forth in the records of the Bank, plus all accrued and unpaid interest herein in lawful money of the United States and in immediately available funds. Interest shall accrue on advances under the Revolving Credit and shall be payable in accordance with the terms of the Loan Agreement (as defined below). Effective as of the Revolving Maturity Date, the original principal balance of the Term Loan shall be repaid in sixteen
(16) quarterly installments beginning March 31, 1997, and continuing on the last day of each calendar quarter thereafter; provided, however, that the last such installment on December 31, 2000, shall be in the amount necessary to repay in full the unpaid amount of this Note, and to pay accrued but unpaid interest on the unpaid principal amount of this Note from the date of this Note until such principal amount becomes due (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) at a rate per annum selected by the Borrower in accordance with the Loan Agreement, payable on the last day of each calendar quarter commencing March 31, 1997, and at maturity. Any amount of principal hereof which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum which shall be two percent (2%) above the rate which would otherwise be applicable. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

     If any installment of this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

     This Note is the Note referred to in, and is entitled to the benefits of, the Revolving Credit/Term Loan Agreement, dated as of January 10, 1996, between the Borrower and the Bank (the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. This Note is secured by a Security Agreement referred to in the Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

     In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

     TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia.

     PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.


     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date first above written.


                                  COMMUNITY BANKSHARES, INC.


                                  By:________________________________
                                  Title:_____________________________



                                   And:_______________________________
                                   Title:_____________________________
(CORPORATE SEAL)

                       OFFICER'S CERTIFICATE
                       ---------------------

     The undersigned certifies that he is   of Community Bankshares,
Inc. (the "Company") and that as such he is familiar with the business and affairs of the Company and is authorized to execute this Certificate on behalf of the Company, and, with reference to the Amended and Restated Revolving Credit/Term Loan Agreement (the "Loan Agreement") dated June 21, 1997, between the Company and SunTrust Bank, Atlanta, that he duly has made such investigations as were necessary for the provision of this Certificate and the certifications, representations, and warranties contained herein and that he hereby further certifies, represents, and warrants as follows:

     1. That the representations and warranties of the Company contained in Article IV of the Loan Agreement and otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by the Loan Agreement, and the schedules and exhibits attached to the Loan Agreement, are true and correct on and as of the date hereof; and

     2. That the Company has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by it, and that on and as of the date hereof no condition or lapse of time, or both, will constitute an Event of Default as defined in Article VIII of the Loan Agreement.

     3. That neither the execution, delivery, and performance of the Loan Agreement or of the Note nor fulfillment of or compliance with the terms and provisions thereof will conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under, or result in any violation of, any other agreement to which the Company or any of its Subsidiaries is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto, or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of the type of debt to be evidenced by the Note.

     4. That there has been no material adverse change in the assets, liabilities, financial positions, operations or business prospects of Borrower since December 31, 1996.

          Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement.

     WITNESS the seal of the Company and the signature of the undersigned, as of this 21 day of JULY, 1997.




                                 By:_________________________________
                                    Title: __________________________

                              EXHIBIT G
                              ---------


                       SCHEDULE OF LITIGATION
                       ----------------------


None.

                                EXHIBIT H
                                ---------


                      SCHEDULE OF REAL ESTATE OWNED
                      -----------------------------

COMMUNITY BANKSHARES
FIXED ASSET SCHEDULE

CURRENT BOOK VALUE
BUILDINGS LAND TOTAL

HABERSHAM

2 Irvin St., Cornelia (branch office)                      58,246                  0               58,246
400 North Main St., Cornelia (main office)                274,974            145,307              420,281
534 N. Main St., Cornelia (operations center)             349,390                  0              349,390
111 N. Washington St., Clarkesville (branch office)       138,439             50,652              189,091
536 N. Main St., Cornelia (future expansion)              130,500                  0             130 ,500
Hwy. 441 By-Pass, Cornelia (ATM property)                       0             75,424               75,424
Hwy. 441 N., Cornelia (unimproved property)                     0            242,372              242,372
Habersham Total Buildings and Land                                                              1,465,304


JACKSON

17 N. Elm Street, Commerce (main office)                  585,145              2,500              587,645


TROUP

201 Broad St., LaGrange (main office)                     408,407            405,650              814,057

ALABAMA

202 N. Powell St., Union Springs (main office)            512,175             65,196              577,371

                            EXHIBIT J
                            ---------


                          PERMITTED LIENS
                          ---------------


None

                            EXHIBIT K
                            ---------


                          PERMITTED DEBT
                          --------------

NONE